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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported): OCTOBER 25, 2000
                                                        -----------------


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                    0-23150                       04-2987600
---------------                -----------                   -------------
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)


        32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
        -----------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (978) 777-4247
                                                          ---------------

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ITEM 5.   OTHER EVENTS.

On October 25, 2000, the Registrant publicly disseminated a press release announcing its financial results for the third quarter ended September 30, 2000.

The Registrant announced that SIMOX wafer shipments in the third quarter set a new record, surpassing the $2 million mark and growing 56% over the third quarter of 1999. The Registrant's total revenues for the third quarter ended September 30, 2000 were $2,522,000 compared to $4,682,000 reported in the prior year quarter. Total revenue decreased as expected from the prior year quarter because there were no implanter equipment sales in the 2000 third quarter.

The Registrant's net loss for the 2000 third quarter was $798,000 or $0.10 per share, compared to net income of $287,000, or $0.03 per share, in the similar period a year ago. Operating expenses for the 2000 third quarter increased to $1,957,000 from $1,056,000 for the third quarter of 1999, primarily due to increased R&D spending on the Registrant's next-generation Ibis 2000 oxygen implanter.

The Registrant also announced that it would hold a teleconference to discuss its third quarter 2000 results and its outlook on October 26, 2000 at 10:00 a.m. ET. A listen-only webcast of the teleconference may be accessed through the investor relations section of Ibis' website www.ibis. An archive of the webcast will also be available at this site for one week.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.

99.1     The Registrant's Press Release dated October 25, 2000.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IBIS TECHNOLOGY CORPORATION
                                        ---------------------------
                                        (Registrant)



Date: October 25, 2000                  /s/ Debra L. Nelson
                                        ----------------------------------------
                                        Debra L. Nelson, Chief Financial Officer




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                                  EXHIBIT INDEX

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

Exhibit                                                          Sequential
Number                Description                                Page Number
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
99.1                  The Registrant's Press Release                 5
                      dated October 25, 2000


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